UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

September 2025 Distributions

On September 26, 2025, Bain Capital Private Credit (the “Fund”) declared a regular distribution for Class I common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.1875	$0.00	$0.1875

On September 26, 2025, the Fund also declared a special distribution for the Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.0300	$0.00	$0.0300

The regular and special distributions for the Shares are payable to shareholders of record as of September 30, 2025 and will be paid on or about October 31, 2025

The distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value

The net asset value (“NAV”) per share for Class I Shares of the Fund as of August 31, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of August 31, 2025
Class I Shares	$25.79

As of August 31, 2025, the Fund’s aggregate NAV was $721.8 million, the fair value of its investment portfolio was $1,328.3 million and it had principal debt outstanding of $646.2 million, resulting in a debt-to-equity ratio of approximately 0.90x. The net debt-to-equity ratio, which represents principal debt outstanding, less cash and unsettled trades was approximately 0.85x as of August 31, 2025.

Portfolio Update

As of August 31, 2025, the Fund’s investment portfolio at fair value was approximately $1,328.3 million across 139 portfolio companies operating across 26 different industries. As of August 31, 2025, based on fair value, the Fund’s investment portfolio was comprised of 88% in first lien senior secured debt, 1% in second lien senior secured debt, 6% in subordinated debt, 1% in preferred equity, 2% in common equity and 2% in an investment vehicle. 94% of the Fund’s debt investment portfolio was floating rate as of August 31, 2025.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the September 1, 2025 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Shares	29,547,026	$753.1	million
Total Offering*	29,547,026	$753.1	million

*Amounts may not sum due to rounding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 29, 2025	By:	/s/ Adriana Rojas Garzón
Name: Adriana Rojas Garzón Title: Vice President